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                                                                    Exhibit 99.2


                                  Risk Factor

Grant of Excepted Holder Status to the Purchaser of Registrant's Series B Preferred Stock May Affect Registrant's Status as a REIT

     The Internal Revenue Code prohibits ownership of more than 50% of a REIT's shares by five or fewer individuals during the last half of a REIT's taxable year. Our charter generally precludes anyone from beneficially owning in excess of 9.8% of our capital stock to ensure that 50% of our capital stock is not held by five or fewer individuals at any time. However, our charter permits our board of directors to make exceptions to this ownership limitation, upon the provision of certain representations and undertakings by a prospective purchaser of our capital stock, with such person becoming an excepted holder. In connection with the offering of the Series B Preferred Stock, our board of directors authorized excepted holder status to the initial purchaser of the Series B Preferred Stock. While our charter permits us to redeem the Series B Preferred Stock at any time if necessary to preserve our REIT status, we cannot assure holders of Series B Preferred Stock that we will have the funds legally available to redeem a sufficient number of shares of Series B Preferred Stock to remain a REIT. The loss of REIT status will have a material adverse affect on our business, financial condition and results of operations.

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